UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 22, 2005, the Compensation and Organization Development Committee of the Board of Directors (the “Committee”) of MeadWestvaco Corporation established criteria for awards under the company’s Annual and Long-term Incentive Plan (approved by the company’s shareholders on February 27, 2001 and amended and restated as of February 26, 2002, the “Incentive Plan”) and the company’s Restricted Stock Plan (approved by the company’s shareholders on April 25, 1996, the “Restricted Stock Plan”).

Under the Annual portion of the Incentive Plan, the Committee established the following performance objectives and assigned the weightings set forth below.

1. Financial
A. Earnings Before Interest and Taxes (EBIT)	60%
B. Working Capital as a percent of sales	35%

2. Safety (measured by total case incident rate)	5%

The minimum payout under the Annual portion of the Incentive Plan for the 2005 calendar year is determined by plan formula and could be 0% of the participant’s target. The maximum award possible under the Annual portion of the Incentive Plan is 200% of the participant’s target payout. The individual annual target amount for each of our senior executive officers ranges from 55-110% of salary, which amount is payable in a lump sum.

Under the Long-Term portion of the Incentive Plan and the Restricted Stock Plan, the Committee established a three year performance period beginning January 1, 2005 and ending December 31, 2007 (the “Performance Period”), with the following performance objectives and assigned the weightings set forth below.

1. Return on Invested Capital (ROIC)	40%

2. Key Performance Objectives
Reduction in Selling, General and Administrative Expenses as a percent of sales	20%
Total procurement savings (net of inflation)	20%
Revenue from New Products (with increased product margins)	20%

This award, including restricted stock, is subject to (i) a three-year vesting restriction expiring on the third anniversary of the Grant Date and (ii) the satisfaction of the performance objectives during the Performance Period. The minimum payout under the Long-Term portion of the Incentive Plan is zero. If threshold criteria are achieved, payment can be 50% of the participant’s target. The maximum award possible under the Long-Term portion of the Incentive

Plan is 150% of the participant’s target payout. The total potential Long-Term Award would be payable one-third in cash (under the Long-Term portion of the Incentive Plan) and two-thirds in restricted stock valued at February 22, 2005 (the “Grant Date” and granted under the Restricted Stock Plan using the Form of Restricted Stock Award Agreement filed as an Exhibit to this Current Report on Form 8-K). The individual aggregate long-term target amounts for our senior executive officers range from 150-450% of salary. Awards (including cash and stock portions) are subject to Committee review and exercise of negative discretion. Awards would be payable in 2008.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Ex. No.	Description
99.1	Form of Restricted Stock Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara

Date: February 28, 2005

MEADWESTVACO CORPORATION

Exhibit Index To Current Report On Form 8-K

99.1	Form of Restricted Stock Agreement